April [25], 2000

Burnham Investors Trust
1325 Avenue of the Americas, 26th Floor
New York, New York  10019

           Re:   Burnham Investors Trust
                 File Nos. 2-17226 and 811-994; Post-Effective Amendment No. 70 Counsel's Representation Pursuant to Rule 485(b)(4)

Gentlemen:

     As counsel to Burnham Investors Trust (the "Trust"), we have reviewed post-effective amendment no. 70 to the Trust's Registration Statement, prepared by the Trust for electronic filing with the Securities and Exchange Commission. We hereby represent, pursuant to Rule 485(b)(4) under the Securities Act of 1933, as amended (the "1933 Act"), that the post-effective amendment does not in our view contain disclosure that would make it ineligible to become effective pursuant to Rule 485(b) under the 1933 Act.

     We consent to the filing of this letter by the Trust with the Securities and Exchange Commission together with post-effective amendment no. 70.

                                        Sincerely yours,

                                        /s/ Hale and Dorr LLP

                                        Hale and Dorr LLP

cc:     Mr. Michael Barna
        Pamela J. Wilson, Esq.